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                                                                      EXHIBIT 22

                      CRAY RESEARCH, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

    The following are the Company's significant subsidiaries as of December 31, 1993. All are majority owned and are included in the Company's consolidated financial statements.

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
                                                                                         STATE OR
NAME                                                                                   JURISDICTION
- ----------------------------------------------------------------------------------  ------------------
DOMESTIC:
Cray Asia/Pacific, Inc. ..........................................................  Delaware
Cray Financial Corporation........................................................  Delaware
Cray Research (India) Ltd. .......................................................  Delaware
Cray Research International, Inc. ................................................  Delaware
Cray Research (America Latina) Ltd. ..............................................  Delaware
Cray Research SuperServers, Inc. .................................................  Delaware
INTERNATIONAL:
Cray Research A.B. ...............................................................  Sweden
Cray Research Scandinavia A/S.....................................................  Norway
Cray Research (Australia) Pty. Ltd. ..............................................  Australia
Cray Research B.V. ...............................................................  The Netherlands
Cray Research (Canada) Inc. ......................................................  Canada
Cray Research Europe Ltd. ........................................................  United Kingdom
Cray Research France S.A. ........................................................  France
Cray Research GmbH................................................................  Germany
Cray Research Japan, Ltd. ........................................................  Japan
Cray Research (Korea) Ltd. .......................................................  Korea
Cray Research (Malaysia) Sdn. Bhd.................................................  Malaysia
Cray Research de Mexico, S.A. de C.V. ............................................  Mexico
Cray Research OY..................................................................  Finland
Cray Research, S.A.E. ............................................................  Spain
Cray Research S.P.R.L. ...........................................................  Belgium
Cray Research S.R.L. .............................................................  Italy
Cray Research (Suisse) S.A. ......................................................  Switzerland
Cray Research (UK) Ltd. ..........................................................  United Kingdom
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